Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), Vincent A Wasik and Edward W. Stone, Chairman of the Board and Chief Executive Officer and Chief Financial Officer, respectively, of Velocity Express Corporation, certify that (i) the Quarterly Report on Form 10-Q for the quarter ended December 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Velocity Express Corporation.

/s/ Vincent A. Wasik

Vincent A. Wasik
Chairman of the Board and Chief Executive Officer
Date: February 13, 2007

/s/ Edward W. Stone

Edward. W. Stone
Chief Financial Officer
Date: February 13, 2007